Exhibit 10.1

                            ESC MEDICAL SYSTEMS LTD.
                             1999 SHARE OPTION PLAN

                                    ARTICLE I

                                     Purpose

     This 1999 Share Option Plan (The "Plan") is intended to provide incentive compensation to, and to encourage share ownership by, the directors, officers, employees and certain consultants and dealers of ESC medical Systems Ltd. and its subsidiaries (collectively, the "Company") in order to align their interests with those of the Company's shareholders, and to encourage such parties to remain in their respective capacities with the Company.

     The word "subsidiary", when used in the Plan, shall mean any corporation (other than the Company) in an unbroken chain of corporation beginning with the Company if, at the time of the granting of the option, each of the corporations (other than the last corporation in the chain) owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     It is intended that certain options granted under this Plan will qualify as "incentive stock options" under Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that incentive stock options shall only be granted to employees of the Company.

                                   ARTICLE II

                                 Administration

     The Plan shall be administered by the Option Committee or, in the absence thereof, the Compensation Committee of the Board of Directors (in each case the "Committee"). Subject to the provisions of the Plan and any applicable law or NASDAQ rule, the Committee shall have sole authority, in its absolute discretion: (a) to determine which of the eligible employees, directors, dealers and consultants of the Company and its subsidiaries shall be granted options;
(b) to authorize the granting of both incentive stock options and non-qualified options; (c) to determine the times when options shall be granted and the number of shares to be issued or transferred upon the exercise of each option; (d) subject to the limitations of ARTICLE V, to determine the exercise price of each option; (e) to determine the time or times at which each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued hereunder; (f) to prescribe the form or forms of the option agreements under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical); (g) to adopt, amend and rescind such rules and regulations as, in its option, may be advisable in connection with the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.

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                                   ARTICLE III

                                     Shares

     The shares to be optioned under the Plan shall either be (i) authorized but unissued Ordinary Shares, par value NIS 0.1 per share, of the Company, or (ii) Ordinary Shares which the Company may acquire and deposit with General Investec Trust Company. Ltd., or any substitute thereof as Trustee under the Plan (the "Trustee") and under the terms of a Trust Agreement as shall be approved and amended from time to time by the Board or the Executive Committee thereof (together, the "Ordinary Shares"). Under the Plan, the total number of Ordinary Shares which may be purchased pursuant to options granted hereunder shall not exceed, in the aggregate, five million (5,000,000) Ordinary Shares, except as such number of shares shall be adjusted or increased in accordance with the provisions of ARTICLE X and Article XIX hereof.

     The number of Ordinary Shares available for grant of options under the Plan shall be decreased by the sum of the number of shares with respect to which options have been issued and that are then outstanding and the number of shares issued upon exercise of options. In the event that any outstanding option under the Plan for any reason expires, is terminated, or is canceled prior to the end of the period during which options may be granted, the Ordinary Shares underlying such option, may again be subject to an option under the Plan.

                                   ARTICLE IV

                           Eligibility of Participants

     Subject to ARTICLE VII, officers and other employees of the Company or of its subsidiaries and directors of the Company or its subsidiaries shall be eligible to participate in the Plan and receive incentive stock options or non-qualifying options.

     Directors who are not employees, future employees, dealers, or consultants of the Company shall also be eligible to participate in the Plan.

                                    ARTICLE V

                                  Option Price

     In the case of each option granted under the Plan, the option exercise price shall be not less than eighty-five percent (85%) of the last reported sales price (as expressed in either dollars or shekels adjusted to increase in Israeli CPI) of the Ordinary Shares on the Nasdaq Stock Market ("NASDAQ") (the "Fair Market Price"), on the date of grant.


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                                   ARTICLE VI

                                Terms of Options

     The Committee shall determine the dates after which options may be exercised, in whole or in part. An option is exercisable in installments, and my be exercisable in whole or in part, with the unexercised portion of the option remaining exercisable.

     Any other provision of the Plan notwithstanding and subject to ARTICLE VII, no option shall be exercised after the tenth anniversary of the date that the option was granted (the "Termination Date"), and no option granted to an employee of the Company shall be exercisable before such employee accumulates at least one year of service with the company.

     With respect to the directors, the Chief Executive Office ("CEO") and the officers reporting directly to the CEO of the Company, the options granted hereunder shall become exercisable with respect to the entire amount of the Ordinary Shares underlying such options immediately upon a change in control of the Company, unless the Board or the Committee determined otherwise with respect to any specific director or officer upon approval of the options granted. A "Change in Control" means the first to occur of any of the following dates:

     (i) An acquisition (other than directly from the Company)of any voting securities of the Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14 (d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company's then outstanding voting securities, unless such Person has filed a Schedule 13D within the 12 month period prior to the Plan being first approved by the Board of Directors; provided, however, in determining whether a Change in Control has occurred, voting securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by (X) the Company or (Y) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (B) the Company or its Subsidiaries, or
          (C) any Person who files in connection with such acquisition a
          Schedule 13D which expressly disclaims any intention to seek control of the Company and does not expressly reserve the right to seek such control; provided, however, that any amendment to such statement of intent which either indicates an intention or reserved the right to seek control shall be deemed an "acquisition" of the securities of the Company reported in such filing as beneficially owned by such Person for purposes of this paragraph (i);


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     (ii) The individuals who, as of the beginning of any two year period, are members of the Board (the "Incumbent Board"), ceasing for any reason, during such two year period, to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Agreement, be considered a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (iii) Approval by stockholders of the Company of:

          (A) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction" i.e., meets any of the requirements described in (a) or (b) below:

               (a) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;

               (b) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the surviving corporation immediately following the consummation of such merger, consolidation or reorganization; and

          (B)  A complete liquidation or dissolution of the Company; or

          (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).


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Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such, a Beneficial Owner acquires additional voting securities which increase the percentage of the then outstanding voting securities beneficially owned by the Subject Person, then a Change in Control shall occur.

     Share options granted hereunder to employees may provide that if, prior to the Termination Date, an optionee shall cease to be employed by the Company or a subsidiary thereof (otherwise than by reason of death or disability), the option will remain exercisable for a period not extending beyond three months after the date of cessation of employment (unless specifically stated otherwise in the specific option grant letter) to the extent it was exercisable at the time of cessation of employment. If, prior to the Termination Date, an optionee shall cease to be employed by the Company or any subsidiary thereof by reason of a disability within the meaning of Section 22(e)(3) of the Code, options granted hereunder may provide that they will remain exercisable for a period not extending beyond one year after the date of cessation of employment to the extent exercisable at the time of cessation of employment. In no even, however, shall an option be exercisable after the Termination Date. The option shall expire with respect to all Ordinary Share covered thereby into which at the time of termination of the option, the option was not exercisable. In the event of the death of an optionee prior to the Termination Date and while employed by the Company or a subsidiary thereof or while entitled to exercise an option pursuant to the preceding sentences of this paragraph, options granted hereunder may provide that they will remain exercisable until the earlier of (i) the Termination Date, and (ii) one year from date of death, by the person or persons to whom the optionee's rights under the option pass by will or by applicable laws of descent and distribution and to the extent that the optionee was entitled to exercise it on the date of death.

     Notwithstanding the above, if prior to the Termination Date, an optionee shall cease to be employed by the Company for reasons which, as determined by the Company in its discretion, amount to bad faith, gross negligence or fraud, or as a result of the termination of such optionee for cause, any option or portion of an option not exercised as of the date of cessation of employment will expire and terminate on such date, unless specifically stated otherwise in the specific option grant letter.

                                   ARTICLE VII

          Special Provisions Applicable to Incentive Stock Options Only

     The aggregate fair market value (determined at the time the option is granted) of the Ordinary Shares with respect to which any incentive stock option is granted that is exercisable for the first time by the optionee during any calendar year, (under this Plan or any other share option plan of the Company or any parent or subsidiary thereof) shall not exceed $100,000.


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

     No incentive stock option may be granted to an individual who, at the time the option is granted, owns directly, or indirectly within the meaning of
Section 422(b)(6) of the Code, Ordinary Shares possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless (i) such option has an option price of at least 110 percent of the fair market value of the Ordinary Shares on the date of the grant of such option and (ii) such option cannot be exercised more than five years after the date it is granted.

                                  ARTICLE VIII

                               Exercise of Options

     An optionee may exercise any exercisable option by signing and returning to the Company at its principal office, a "Notice of Exercise" in the form prescribed from time to time by the Company together with payment of the exercise price. Such payment will be made in dollars or Shekels in accordance with the terms of the related option grant letter. Each notice of Exercise shall include an acknowledgment by the optionee, if applicable, that the Company has not registered the shares issuable upon exercise of the option under the United States Securities Act of 1933, as amended (the "Securities Act"), or any similar law, and a representation by the optionee that he is acquiring such shares for investment and not with a view to their distribution or resale as such terms are defined in Rule 144 under the Securities Act ("Rule 144"). The optionee shall sign and deliver to the Company, upon its request, a separate investment representation, certificate or such other document as may be required by the Company's counsel, to such effect; provided, however, that such representation, certificate or other document may provide, if applicable, that the said investment restriction shall not be operative as to the shares subject to the option which may in the future be registered pursuant to the Securities Act. Furthermore, the Company may place an appropriate legend on any share certificate delivered to an optionee to the effect that, among other things deemed to be necessary to be stated in such legend, such shares were acquired pursuant to such an investment representation without registration of the shares.

     Payment for Ordinary Shares purchased upon the exercise of an option granted hereunder shall be made in full upon exercise of the option, by wire transfer or certified or bank cashier's check payable to the order of the Company, or by other means acceptable to the Company. The Ordinary Shares purchased shall thereupon be promptly delivered; provided, however, that the Company may, in its discretion, require that an optionee pay to the Company or the Trustee, at the time of exercise, such amount as the Company deems necessary to satisfy its obligation to withhold Israeli or United States Federal, state, or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.


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                                   ARTICLE IX

                      Non-Transferability of Option Rights

     No option shall be transferable, except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by optionee, or by such optionee's legal representative.

                                    ARTICLE X

                  Adjustment for Recapitalization, Merger, Etc.

     The aggregate number of Ordinary Shares which may be purchased upon exercise of the options granted hereunder, the number of Ordinary Shares covered by each outstanding option and the price per share of each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of the Company resulting from a stock split or other subdivision or consolidation of shares or payments of stock dividends or distributions or other increases or decreases in the number of outstanding Ordinary Shares effected without receipt of consideration by the Company or in the event of any other extraordinary transaction.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become issuable upon exercise of an option.

                                   ARTICLE XI

                        No Obligation to Exercise Option

     The grant of an option pursuant to the plan shall impose no obligation on the optionee to exercise such option.

                                   ARTICLE XII

                                 Use of Proceeds

     The proceeds received from the issuance of Ordinary Shares upon exercise of options, pursuant to the Plan shall be used for such purposes as the Company shall determine to be appropriate.


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                                  ARTICLE XIII

                             Rights as a Shareholder

     The company shall not be required to recognize an optionee as a shareholder with respect to any share issuable or transferable, as the case may be, upon the exercise of such option by the optionee until such optionee shall have become the holder of record of such share, and such optionee shall not be entitled to vote or to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which he shall have become the holder of record thereof.

                                   ARTICLE XIV

                                Employment Rights

     Nothing in the Plan or in any option granted hereunder shall confer on any optionee who is a director, officer or employee of the Company or any of its subsidiaries any right to interfere in any way with the right of the Company or any of its subsidiaries to terminate the optionee's employment at any time.

                                   ARTICLE XV

                             Compliance with The Law

     The Company shall not be liable for the non-issuance or non-transfer or any delay in issuance or transfer of any Ordinary Shares issuable or transferred, as the case may be, upon the exercise of any options granted under the Plan which results from the inability of the Company to obtain, or from any delay in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer Ordinary Shares of the Company upon exercise of the options under the Plan or upon the transfer of Ordinary Shares issued upon such exercise, if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

                                   ARTICLE XVI

                            Voting of Ordinary Shares

     Shares held by the Trustee under the Plan shall be voted in accordance with the instructions of the Board.

                                  ARTICLE XVII

                             Cancellation of Options

     The Committee, in its discretion, may, with the consent of any optionee, cancel any outstanding option hereunder.

     In the event that the average of the Fair Market Price (as calculated in ARTICLE V) of the Company's Ordinary Shares for a continuous period of three months is less than seventy-five


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(75%) of the exercise price of any option, the Committee may, with the consent of the optionee, cancel such option and grant a new option (which may require extended vesting period) under the Plan to the optionee.

                                  ARTICLE XVIII

                               Transfer of Shares

     By exercise of an option granted hereunder, the optionee agrees that any sale, transfer or other disposition of any of the Ordinary Shares issued upon such exercise shall be made in accordance with the applicable requirements of Rule 144, including, if applicable, the volume limitations applicable to "affiliates" of the Company.

                                   ARTICLE XIX

                       Amendment or Discontinuance of Plan

     Subject to any applicable law and NASDAQ Rule, the Board or the Committee may, without the consent of the Company's shareholders or any optionee under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect options granted hereunder prior to such amendment or modification without consent of any optionee aversely effected and, with respect to incentive stock options, the Board shall not, without approval of the stockholders, (a) increase the total number of Ordinary Shares which may be purchased pursuant to incentive stock options granted under the Plan, except as contemplated in ARTICLE X, or
(b) expand the persons eligible to receive options under the Plan.

                                   ARTICLE XX

                                      Taxes

     Each optionee shall be solely liable for all taxes and other fees resulting from the grant and/or exercise of options granted under the Plan and disposition of shares acquired pursuant to the exercise of an option.

     Each optionee shall consult with his/her individual tax advisers to determine the possible tax consequences of the grant and/or exercise of options granted under the Plan and the disposition of shares acquired pursuant to the exercise of the an option in his/her personal tax circumstances.


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                                   ARTICLE XXI

                         Effectiveness and Term of Plan

     The Plan was adopted on November 11, 1999. The plan will expire and terminate on November 11, 2009. No option may be granted pursuant to the Plan after the termination of the Plan, however, options outstanding on that date may still be exercised in accordance with the terms of their grant.

                                  ARTICLE XXII

                                  Governing Law

     The Plan and all instruments issued hereunder shall be governed by and interpreted in accordance with the laws of the State of Israel, subject to the provisions of the Code with respect to "incentive stock options" and subject to the provisions of applicable United States securities laws with respect to certain terms used herein.


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